EXHIBIT 4.39

Deed of access, indemnity and insurance – Mr John M Stewart

The Deed of access, indemnity and insurance of Mr John M Stewart is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005